CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE

          This CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) is entered into by and between: Mark Diamond (sometimes referred to herein as “Plaintiff”) and Shay Diamond, on one hand; and SED International Holdings, Inc. SED International, Inc, SED Magna (Miami), Inc., Jean Diamond, Melvyn Cohen, and Stewart Aaron (sometimes referred to herein as “Defendants”), on the other hand, WITNESSETH:

          WHEREAS Mark Diamond is the Plaintiff in the matter of Mark Diamond v. SED International, Holdings, Inc., SED International, Inc., and SED Magna (Miami), Inc., Civil Action File No. 2007 CV 131027, which is currently pending in the Superior Court of Fulton County and part of which is pending before the Court of Appeals of Georgia in cross-appeals, Docket Nos. A08A1780 and A08A1781;

          WHEREAS Mark Diamond is Complainant in the matter of Mark Diamond v. SED International Holdings, Inc., Case No. 2006-SOX-0044, ARB No. 08-033, presently pending before the Administrative Review Board of the Department of Labor;

          WHEREAS Mark Diamond is the Plaintiff in the matter of Mark Diamond v. Jean Diamond, Melvyn Cohen, and Stewart Aaron, Civil Action File No. 2007 CV 144583, which is currently pending the Superior Court of Fulton County;

          WHEREAS, the Plaintiff, Shay Diamond, and Defendants (collectively, the “Parties”) attended a mediation on July 23, 2008 at which they executed a legally binding Memorandum of Agreement, pursuant to which they mutually agreed to settle and resolve the above-referenced lawsuits and all appeals and proceedings relating thereto without further legal proceedings (the “Included Litigation”), except as specified in the terms of the Memorandum of Agreement, thereby avoiding the inconvenience, expense, uncertainty and risks involved in litigation;

          NOW THEREFORE, in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, and the Parties agree as follows:

          1.      Settlement payments. SED International Holdings, Inc. (the “Company”), for itself and on behalf of the other Defendants, agrees:

a.      To pay Mark Diamond the sum of Two Million and One Hundred Thousand Dollars ($2,100,000.00), payable on September 5, 2008. Mark Diamond will consult in good faith with a licensed Certified Public Accountant (“CPA”) (other than Michael Levine) or a licensed tax attorney regarding the appropriate allocation of damages and fees among the various claims and regarding the appropriate tax treatment of same, and the Company agrees not to take a position inconsistent with the allocation recommended in good faith by the CPA or tax attorney. The Parties acknowledge that on or about August 22, 2008, (a) the Company wired the sum of Two Million and One Hundred Thousand Dollars ($2,100,000.00) to an escrow account of the Company’s counsel, with the instruction that the funds could not be released without the written approval of counsel for the Company and counsel for Mark Diamond; and (b) counsel for Mark Diamond provided the Company’s counsel with a proposed allocation prepared by outside tax counsel, Vince L. Slagel of Gomel & Davis, LLP. Payments made payable to Mark Diamond will be reported on either Forms W-2 or Forms 1099 and state law equivalents. All portions allocated under the good-faith allocation as stated above as attorneys’ fees and expenses shall be made payable directly to Mark Diamond’s attorneys, Gaslowitz Frankel LLC and reported on Form 1099 and state reporting equivalent. Mark Diamond, his heirs, executors, administrators and assigns, and Shay

Diamond, and her heirs, executors, administrators and assigns, each individually agree that he or she will indemnify and hold harmless the Company for any and all reasonable liabilities and expenses incurred by the Company as a result of it taking a tax position consistent with the good-faith allocation as stated above. Mark Diamond or his attorneys shall be allowed to participate at their sole expense in any proceeding in which it is alleged that the Company took an illegal or improper tax position in connection with the allocation of payments set out in this paragraph; provided that Defendants shall retain sole and final control of strategy and settlement decisions and actions with respect to any such proceeding, and Mark Diamond and Shay Diamond shall be bound by the indemnification provision without regard to whether they agree or consent to said strategy or settlement decisions and actions. As used herein, “liabilities and expenses” are intended to include taxes, penalties, reasonable attorneys’ fees and expenses incurred in the defense by the Company in any dispute over the tax positions with the Internal Revenue Service or any other government agency, and attorneys’ fees and expenses in enforcing this indemnification clause. and attorneys’ fees and expenses in enforcing this indemnification clause.

b.      To distribute to The Diamond Children’s Trust (“the Trust”), within seven (7) days after the latter of (i) the creation of the Trust; (ii) the submission of the Trust Agreement for review and approval by the Independent Directors for conformity with this Agreement; and (iii) the approval by the Independent Directors of the Trustee, 200,000 shares of the common stock of SED International Holdings, Inc., to be used solely and exclusively for the education and medical care of the Children of Mark Diamond and Shay Diamond (“the Children” or “Child”). For purposes of the Trust, “education” shall be deemed to include: (a) primary, secondary, religious, post-secondary, vocational, or graduate schools, whether private or public; (b) tuition, books and room and board at any said school; (c) extra-curricular, summer, or travel programs related to the Child’s participation at any said school or the Child’s religious education, including but not limited to school trips or trips abroad; (d) private or group tutoring; and (e) speech, occupational or other therapies that benefit or relate to a Child’s education. For purposes of the Trust, “medical care” shall be deemed to include: any and all expenses for deductibles and other medical expenses not covered by health insurance, hospitalizations, orthodontics, physical therapy or other rehabilitation services, vision care, mental illness treatment, in-patient or out-patient surgery or treatment, medication or medical devises, and in-home medical or rehabilitation care. The trustee shall have no obligation to prorate the benefits of the Trust among the beneficiaries, but shall administer the Trust for the stated reasons as it deems appropriate in its sole discretion. The Trust will remain in effect until the earliest of (1) when the youngest child reaches the age of 25, or (2) the life of the last surviving child. Upon the expiration of said term, any remaining corpus shall be distributed to the Children or, if one or more are predeceased, to their heirs at law other than Mark Diamond and Shay Diamond. All costs, fees and expenses associated with the creation and operation of the Trust shall be paid out of the corpus of Trust. The trustee will be selected by Mark Diamond, subject to the approval of the independent directors of the Board of Directors of the Company, and their successors (“Independent Directors”), which approval shall not be unreasonably withheld. As used herein, “Independent Directors” shall not include Jean Diamond, Melvyn Cohen, or Stewart Aaron. The voting rights shall be controlled by a voting trust or voting rights agreement that requires that all voting rights associated with said shares shall be exercised by a single Independent Director designated in writing by the Independent Directors. The initial Independent Director shall be Arthur Goldberg. Under no circumstances shall the shares of the trust be controlled by either Mark Diamond or Shay Diamond. In the event of any failure or dissolution of the trust prior to the normal expiration of its term as stated above, the corpus shall revert to the Children or, if one or more deceased, to their heirs at law other than Mark Diamond and Shay Diamond.

          2.      Withdrawal of appeals and dismissal of claims with prejudice. Within seven (7) days of the payments being made in Paragraph 1(a):

a.     Mark Diamond v. SED International Holdings, Inc., et al., Civil Action File No.2007 CV 131027 (Fulton County Superior Court). Plaintiff and Defendants in this matter shall jointly file an Agreed Order of Dismissal with Prejudice, attached hereto as Exhibit A.

b.     SED International Holdings, Inc., et al. v. Mark Diamond, Docket No. A08A1780 (Court of Appeals of Georgia). Appellants in this matter shall file a Motion for Permission to Withdraw Appeal, attached hereto as Exhibit B.

c.     Mark Diamond v. SED International, Inc., et al., Docket No. A08A1781 (Court of Appeals of Georgia). Appellant in this matter shall file a Motion for Permission to Withdraw Appeal, attached hereto as Exhibit C.

d.     Mark Diamond v. Jean Diamond, Melvyn Cohen and Stewart Aaron, Civil Action File No. 2007 CV 144583 (Fulton County Superior Court). Plaintiff and Defendants in this matter shall jointly file an Agreed Order of Dismissal with Prejudice, attached hereto as Exhibit D.

e.     Mark Diamond v. SED International Holdings, Inc., Case No. 2006-SOX-00044; ARB No. 08-033 (United States Department of Labor). Complainant in this matter shall file with the Administrative Review Board a Notice of Withdrawal of Appeal, attached hereto as Exhibit E.

          3.      Release of Claims. By this Agreement, Mark Diamond, for himself and for his heirs, executors, administrators and assigns, and Shay Diamond, for herself and for her heirs, executors, administrators and assigns, each completely release and forever discharge SED International Holdings, Inc., SED International, Inc., and SED Magna (Miami), Inc. (collectively, the “SED Companies”), and their direct and indirect and present and former subsidiaries, affiliated companies, divisions, predecessors-in-interest, successors, assigns, insurers, administrators, executors, officers, directors, agents, attorneys, and employees, and Jean Diamond, Melvyn Cohen, and Stewart Aaron and their heirs, executors, administrators, successors, attorneys, and assigns from any and all actions, causes of action, judgments, suits, debts, dues, sums of money, accounts, recordings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, claims, charges, complaints and demands of any kind, known or unknown, in law or in equity, including but not limited to, any claims which Mark Diamond, his heirs, executors, administrators, successors and assigns have against the SED Companies arising out of the employment of Mark Diamond by any of the SED Companies and his former service as a director of any of the SED Companies, his separation from the SED Companies, any claim that Mark Diamond is still an employee or director of any of the SED Companies, or any of the above-referenced lawsuits, including not limited to:

  Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq.;

  Title VII of the Civil Rights Act of 1964;

  Sections 1981 through 1988 of Title 42 of the United States Code;

  The Sarbanes-Oxley Act of 2002;

  The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

  The Immigration Reform and Control Act;

  The Americans with Disabilities Act of 1990;

  The Workers Adjustment and Retraining Notification Act;

  The Fair Credit Reporting Act;

  Georgia AIDS Confidentiality Act;

  Georgia Equal Pay Act;

  Georgia Age Discrimination in Employment Act;

  Georgia Equal Employment for Persons with Disabilities Code;

  Georgia Wage Payment and Work Hour Laws;

  Any other claim under Georgia law, including but not limited to, claims for breach of contract, wrongful termination and/or fraud, and/or any other claim under Georgia statutory or common law;

  Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

  Any public policy, contract (express, written or implied), tort, or common law; or

  Any allegation for costs, fees, or other expenses, including attorney’s fees incurred in these matters.

          Notwithstanding anything to the contrary in the preceding paragraphs or this Agreement, Mark Diamond, for himself and for his heirs, executors, administrators, and assigns, specifically reserves the right to proceed with any claims based on the operative facts currently alleged in Mark Diamond v. Jean Diamond, et al., Civil Action File No. 2007 CV 131025, currently pending in the Superior Court of Fulton County, Georgia. Nothing in this Agreement or the above paragraphs shall preclude Mark Diamond or Shay Diamond from proceeding with said lawsuit.

          Notwithstanding anything to the contrary in this Agreement or in the above paragraphs, Mark Diamond reserves the right to proceed with any claims he has or might have as a beneficiary or heir, for any remedy available under law, against any released party(ies) or person(s) for conduct they undertook in a representative capacity (e.g., trustee, executor, agent) arising out of the administration of Nathan Diamond’s or Gerald Diamond’s estates or trusts created thereunder, except (a) as to claims (or portions thereof) that were released pursuant to a separate agreement; (b) as to claims (or portions thereof) against one or more of the SED Companies or that relate to a transaction involving the SED Companies or the stock in any of the SED Companies; and (c) as to claims (or portions thereof) that Mark Diamond knew about as of the date of this Agreement and that he could have asserted in a court of competent jurisdiction as of the date of this Agreement. Notwithstanding anything to the contrary in the preceding sentence, nothing in this paragraph shall be construed as an admission that any such claims exist or that Mark Diamond has standing to bring any such claims.

          By this Agreement, the SED Companies, for themselves and for their direct and indirect and present and former subsidiaries, affiliated companies, divisions, predecessors-in-interest, successors, assigns, insurers, administrators, executors, officers, directors, agents, attorneys and employees, and Jean Diamond, Melvyn Cohen and Stewart Aaron, for themselves and for their heirs, executors, administrators, attorneys, successors and assigns, each completely releases and forever discharges Mark Diamond and Shay Diamond and their heirs, executors, administrators, successors, agents, attorneys, and assigns from any and all actions, causes of action, judgments, suits, debts, dues, sums of money, accounts, recordings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, claims, charges, complaints and demands of any kind, known or unknown, in law or in equity, including but not limited to, any claims arising out of the employment of Mark Diamond by any of the SED Companies and his former service as a director of any of the SED Companies, his separation from the SED Companies, or any of the above-referenced lawsuits.

          Notwithstanding anything to the contrary in the preceding paragraphs or this Agreement, Jean Diamond and Melvyn Cohen, for themselves and for their heirs, executors, administrators and assigns, specifically reserve the right to proceed with any claims based on the operative facts currently alleged in Mark Diamond v. Jean Diamond, et al., Civil Action File No. 2007 CV 131025, currently pending in the Superior Court of Fulton County, Georgia. Nothing in this Agreement or the above paragraphs shall preclude Jean Diamond or Melvyn Cohen from proceeding with said lawsuit.

          4.      No Consideration Absent Execution of this Agreement. Mark Diamond and Shay Diamond understand and agree that they would not receive the monies and/or benefits specified in Paragraph 1 above, except for their execution of this Agreement and fulfillment of the promises contained herein.

          5.      Acknowledgment and Affirmations.

a. Mark Diamond and Shay Diamond affirm that they have not filed, and are not presently parties, individually or collectively, to any lawsuit or proceeding against any Defendant in any forum, except for their claims in the Included Litigation, which they have dismissed or will dismiss with prejudice as provided in Paragraph 2, and other than Mark Diamond v. Jean Diamond, et al., Civil Action File No. 2007 CV 131025, currently pending in the Superior Court of Fulton County, Georgia. This affirmation does not include a letter or other formal or informal complaints that did not result in the filing of a lawsuit or the initiation of a formal proceeding in one or both of their names.

b.      Mark Diamond further affirms that he has no workplace injuries or occupational diseases and has been provided or has not been denied any leave he requested and was eligible for under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

c.      Neither Mark Diamond nor Shay Diamond will apply in the future for employment with the SED Companies because of, among other things, irreconcilable differences with the SED Companies.

d.      Mark Diamond, Shay Diamond, the SED Companies, Jean Diamond, Melvyn Cohen and Stewart Aaron each affirm: (1) that Mark Diamond is not an employee or director of any of the SED Companies; (2) that Mark Diamond ceased being an employee and/or officer of any of the SED Companies on July 25, 2005; and (3) that Mark Diamond ceased being a director of any of the SED Companies on December 16, 2005.

e.      The SED Companies and Stewart Aaron each affirm that they have not filed, and are not presently parties, individually or collectively, to any lawsuit or proceeding against Mark or Shay Diamond in any forum, except for the claims in the Included Litigation, which have been dismissed or will be dismissed with prejudice as provided in Paragraph 2. This affirmation does not include a letter or other formal or informal complaints that did not result in the filing of a lawsuit or the initiation of a formal proceeding in one or both of their names.

f.      Jean Diamond and Melvyn Cohen each affirm that they have not filed, and are not presently parties, individually or collectively, to any lawsuit or proceeding against Mark or Shay Diamond in any forum, except for the claims in the Included Litigation, which have been dismissed or will be dismissed with prejudice as provided in Paragraph 2, and other than Mark Diamond v. Jean Diamond, et al., Civil Action File No. 2007 CV 131025, currently pending in the Superior Court of Fulton County, Georgia. This affirmation does not include a letter or other formal or informal complaints that did not result in the filing of a lawsuit or the initiation of a formal proceeding in one or both of their names.

g.      The SED Companies and Jean Diamond, Melvyn Cohen and Stewart Aaron each affirm that Mark Diamond and Shay Diamond may own shares of stock in SED International Holdings, Inc., and that nothing in this Agreement prohibits them from holding or selling such stock or from acquiring additional stock if they so choose.

h.      The SED Companies each affirm that if Mark Diamond is named as a party in a lawsuit regarding his conduct as an employee, director or officer with the SED Companies, or is asked by SED Companies to assist in the defense of a lawsuit in which one or more of them is named, then Mark Diamond will be indemnified and held harmless for the reasonable costs and liabilities associated with same.

          6.      Mutual Non-Disparagement. Mark Diamond and Shay Diamond agree not to defame, disparage, or demean the SED Companies, Jean Diamond, Melvyn Cohen, or Stewart Aaron in any manner whatsoever. The SED Companies, Jean Diamond, Melvyn Cohen, and

Stewart Aaron agree not to defame, disparage or demean Mark Diamond or Shay Diamond in any manner whatsoever.

          7.      No Admission of Wrongdoing. This is a compromise settlement of potential or actual disputed claims and is made by the Parties solely for the purpose of avoiding the expense and inconvenience of further legal proceedings. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by any of the Parties of wrongdoing or evidence of any liability or unlawful conduct of any kind.

          8.      Confidentiality. The Parties agree that the terms of this Agreement shall be kept confidential to the full extent permitted by law, except as provided below. The Parties agree not to disclose any information regarding the settlement negotiations or substance of this Agreement, except as follows: (a) to their spouses, tax advisors, agents, and/or attorneys with whom they choose to consult regarding their consideration of this Agreement; (b) to tax authorities; (c) pursuant to subpoena or other lawful process; provided, that any Party receiving such subpoena or lawful process shall give prompt notice of it to all other Parties sufficient to enable such other Parties a full and fair opportunity to challenge such subpoena or lawful process or to block or limit disclosure of the terms of the Agreement. Notwithstanding any provision to the contrary in this Agreement: (a) SED Holdings shall disclose the fact of the settlement underlying this Agreement in its annual 10-K filed with the Securities and Exchange Commission; (b) SED Holdings may disclose information about the settlement in its 8-K filed with the Securities and Exchange Commission; (c) any Party may state that the Included Litigation has been resolved to the Parties’ mutual satisfaction; and (d) any Party may disclose, but not publish in a newspaper, internet publication, other media or mass mailing, or other printed material, information regarding this settlement that has been included in public filings by the Company with the Securities and Exchange Commission or with other governmental agencies which are available to the public.

          9.      The Parties acknowledge that on or about July 30, 2008, SED International Holdings, Inc. and SED International, Inc. offered to Michael Levine to enter into a mutual dismissal with prejudice of the action styled SED International Inc. v. Levine v. SED International Holdings, Civil Action File No. 2006 CV 118591, pending in the Superior Court of Fulton County, Georgia, on the condition that the parties thereto, as well as Tracy Levine, enter into a mutual release of all claims they have or may have against each other, existing, known or unknown, as of the date of said offer. Said offer included similar terms set out in Paragraphs 6 through 8 above. No monetary consideration was required to be paid by any party to the other as to the dismissal of said case. If Michael Levine and Tracy Levine fail to accept said offer and carry out that dismissal and mutual release, the obligations of SED International, Inc. and SED International Holdings, Inc. under this paragraph shall be discharged.

          10.      Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with Georgia law without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

          11.      Amendment. This Agreement may not be modified, altered or changed except in writing and signed by all Parties wherein specific reference is made to this Agreement.

          12.      Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties. The Parties acknowledge that they have not relied on any representations, promises, or agreements of any kind made to them in connection with their decision to accept this Agreement, except for those set forth in this Agreement.

          13.      Warranty. The persons signing this Agreement on behalf of others warrant and represent that they have the authority to execute this document on behalf of their respective principals.

          THE PARTIES ARE ADVISED THAT THEY HAVE A REASONABLE AMOUNT OF TIME TO CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THE AGREEMENT.

          THE PARTIES FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS THEY HAVE OR MIGHT HAVE AGAINST THE OTHER PARTIES TO THE EXTENT SET FORTH HEREIN.

          The Parties knowingly and voluntarily sign this Agreement as of the dates set forth below:

Dated	Mark Diamond

Dated	Shay Diamond

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Dated	SED International Holdings, Inc.

Dated	SED International, Inc.

Dated	SED Magna (Miami), Inc.

Dated	Jean Diamond

Dated	Melvyn Cohen

Dated	Stewart Aaron

EXHIBIT A

IN THE SUPERIOR COURT OF FULTON COUNTY STATE OF GEORGIA

MARK DIAMOND,	)
)
Plaintiff,	)
	)	Civil Action File No.
v.	)	2007 CV 131027
)
SED INTERNATIONAL HOLDINGS, INC.	)
SED INTERNATIONAL, INC., and	)
SED MAGNA (MIAMI), INC.,	)
)
Defendants.	)

Agreed Order of Dismissal with Prejudice

          The Court, having been advised by counsel that settlement has been reached on all matters in this case, and that, pursuant to the settlement, all parties stipulate, consent and agree to dismissal, and the Court of Appeals has permitted all appeals from this action to be withdrawn, it is hereby ordered that this action be, and the same hereby is, DISMISSED WITH PREJUDICE.

          This ___ day of ______________________, 2008.

_________________________________
Wendy L. Shoob
Judge, Superior Court of Fulton County

          Respectfully submitted this ____ day of ______________, 2008.

________________________________
Craig M. Frankel, Esq.
Georgia Bar No. 272880
GASLOWITZ FRANKEL LLC
4500 SunTrust Plaza
303 Peachtree Street, NE
Atlanta, GA 30308-3243
[signature continued on next page]	_____________________________________ L. Dale Owens Georgia Bar No. 557482 Edward M. Cherof Georgia Bar No. 123390 Suzanne M. Alford Georgia Bar No. 005437 [signature continued on next page]

Telephone: (404) 892-9797
Facsimile: (404) 892-1311	JACKSON LEWIS LLP
1155 Peachtree Street, NE
ATTORNEYS FOR PLAINTIFF	Suite 1000
Atlanta, Georgia 30309
Telephone: (404) 525-8200
Facsimile: (404) 525-1173

ATTORNEYS FOR DEFENDANTS

EXHIBIT B

IN THE COURT OF APPEALS
STATE OF GEORGIA

SED INTERNATIONAL HOLDINGS, INC.,	)
SED INTERNATIONAL, INC., and SED	)
MAGNA (MIAMI), INC.,	)
)
Appellants,	)
	)	Docket No. A08A1780
v.	)
)
MARK DIAMOND,	)
)
Appellee.	)

MOTION FOR PERMISSION TO WITHDRAW APPEAL

          COME NOW Appellants SED International Holdings, Inc., SED International, Inc., and SED Magna (Miami), Inc. and move this Court for permission to withdraw this appeal. The parties have agreed to dismiss this matter with prejudice.

          Respectfully submitted this ___ day of September, 2008.

______________________________
L. Dale Owens
Georgia Bar No. 557482
Suzanne M. Alford
Georgia Bar No. 005437
JACKSON LEWIS LLP
1155 Peachtree Street, NE, Suite 1000
Atlanta, Georgia 30309
Telephone: (404) 525-8200
Facsimile: (404) 525-1173

ATTORNEYS FOR APPELLANTS

CERTIFICATE OF SERVICE

          I certify on September ____, 2008, I served the foregoing Motion for Permission to Withdraw Appeal on Appellee’s counsel via U.S. mail, postage pre-paid, to:

Craig M. Frankel, Esq. Gaslowitz Frankel LLC 4500 SunTrust Plaza 303 Peachtree Street NE Atlanta, Georgia 30308

______________________________
L. Dale Owens
Georgia Bar No. 557482
Suzanne M. Alford
Georgia Bar No. 005437
JACKSON LEWIS LLP
1155 Peachtree Street, NE
Suite 1000
Atlanta, Georgia 30309
Telephone: (404) 525-8200
Facsimile: (404) 525-1173

ATTORNEYS FOR APPELLANTS

EXHIBIT C

IN THE COURT OF APPEALS
STATE OF GEORGIA

MARK DIAMOND,	)
)
Cross-Appellant,	)
	)	Docket No. A08A1781
v.	)
)
SED INTERNATIONAL HOLDINGS, INC.,	)
SED INTERNATIONAL, INC., and SED	)
MAGNA (MIAMI), INC.,	)
)
Cross-Appellees.	)

MOTION FOR PERMISSION TO WITHDRAW CROSS-APPEAL

          COMES NOW Cross-Appellant Mark Diamond and moves this Court for permission to withdraw this cross-appeal. The parties have agreed to dismiss this matter with prejudice.

          Respectfully submitted this ___ day of September, 2008.

_________________________
Craig M. Frankel, Esq.
Gaslowitz Frankel LLC
4500 SunTrust Plaza
303 Peachtree Street NE
Atlanta, Georgia 30308

ATTORNEYS FOR CROSS-APPELLANT

CERTIFICATE OF SERVICE

          I certify on September ____, 2008, I served the foregoing Motion for Permission to Withdraw Cross-Appeal on Cross-Appellees’ counsel via U.S. mail, postage pre-paid, to:

L. Dale Owens
Suzanne M. Alford
JACKSON LEWIS LLP
1155 Peachtree Street, NE
Suite 1000
Atlanta, Georgia 30309

______________________________
Craig M. Frankel, Esq.
Gaslowitz Frankel LLC
4500 SunTrust Plaza
303 Peachtree Street NE
Atlanta, Georgia 30308

ATTORNEYS FOR CROSS-APPELLANT

EXHIBIT D

IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

MARK DIAMOND,	:
:
Plaintiff,	:
:
v.	:	CIVIL ACTION
	:	FILE NO. 2007 CV 144583
JEAN DIAMOND, MELVYN COHEN,	:
And STEWART AARON,	:
:
Defendants.	:

Agreed Order of Dismissal with Prejudice

          The Court, having been advised by counsel that settlement has been reached on all matters in this case, and that, pursuant to the settlement, all parties stipulate, consent and agree to dismissal, it is hereby ordered that this action be, and the same hereby is, DISMISSED WITH PREJUDICE.

          This ___ day of ______________________, 2008.

Judge, Superior Court of Fulton County

Respectfully submitted this_______ day of August, 2008.

Craig M. Frankel, Esq. Georgia Bar No. 272880 GASLOWITZ FRANKEL LLC 4500 SunTrust Plaza 303 Peachtree Street, NE [signature continued on next page]	Henry D. Fellows, Jr. Georgia Bar No. 257825 Christina M. Baugh Georgia Bar No. 241880 FELLOWS LABRIOLA LLP [signature continued on next page]

Atlanta, GA 30308-3243	Peachtree Center
Telephone: (404) 892-9797	Suite 2300 South Tower
Facsimile: (404) 892-1311	225 Peachtree Street, N.E.
Atlanta, Georgia 30303
ATTORNEYS FOR PLAINTIFF	Telephone: (404) 586-9200
ATTORNEYS FOR DEFENDANTS

UNITED STATES DEPARTMENT OF LABOR

In the Matter of	)
)
MARK DIAMOND,	)
	)	ARB Case No. 08-033
Complainant,	)
)
v.	)
)
SED INTERNATIONAL	)
HOLDINGS, INC.,	)
)
Respondent.	)
)

NOTICE OF WITHDRAWAL OF APPEAL

          COMES NOW Appellant/Complainant Mark Diamond and notifies the Administrative Review Board that he withdraws his appeal in this matter, and requests that this Court terminate proceedings in this appeal.

          Respectfully submitted this ___ day of September, 2008.

_________________________ Craig M. Frankel, Esq. Gaslowitz Frankel LLC 4500 SunTrust Plaza 303 Peachtree Street NE Atlanta, Georgia 30308 ATTORNEYS FOR APPELLANT/COMPLAINANT

CERTIFICATE OF SERVICE

          I certify on September ____, 2008, I served the foregoing Notice of Withdrawal of Appeal on Respondent’s counsel via U.S. mail, postage pre-paid, to:

L. Dale Owens Ed Cherof Suzanne M. Alford JACKSON LEWIS LLP 1155 Peachtree Street, NE Suite 1000 Atlanta, Georgia 30309

______________________________ Craig M. Frankel, Esq. Gaslowitz Frankel LLC 4500 SunTrust Plaza 303 Peachtree Street NE Atlanta, Georgia 30308 ATTORNEYS FOR APPELLANT/COMPLAINANT